UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2021

LF CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Madison Avenue, Suite 1802 New York, NY (Address of principal executive offices)	10022 (Zip Code)

(212) 688-1005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	LFAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 6, 2021, in connection with its previously announced proposed business combination, LF Capital Acquisition Corp. (the “Company”) entered into amendments (collectively, the “Amendments”) to that certain Promissory Note, dated July 16, 2020, by and between Level Field Capital, LLC and the Company and that certain Convertible Promissory Note, dated March 4, 2019, by and between Level Field Capital, LLC and the Company (collectively, the “Notes”), each as from time to time amended, in order to change the Maturity Date (as defined in the applicable Note) of the Notes to be the later of December 31, 2020 and the Closing Date (as defined in that certain Agreement and Plan of Merger, dated as of August 31, 2020, by and among the Company, LFCA Merger Sub, Inc., Landsea Homes Incorporated, and Landsea Holdings Corporation). The foregoing description of the Amendments is qualified in its entirety by the full text of the Amendments, which are filed as Exhibit 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment, dated January 6, 2021, to Promissory Note, dated July 16, 2020, by and between Level Field Capital, LLC and the Company.

10.2	Amendment No. 2, dated January 6, 2021, to Convertible Promissory Note, dated March 4, 2019, by and between Level Field Capital, LLC and the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2021	LF CAPITAL ACQUISITION CORP.

	By:	/s/ Scott Reed
	Name:	Scott Reed
	Title:	Chief Executive Officer

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